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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549





                                    FORM 8-K


               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JANUARY 15, 1997


                              THE PRICE REIT, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


        MARYLAND                              1-13432                       52-1746059
(STATE OR OTHER JURISDICTION OF      (COMMISSION FILE NUMBER)       (IRS EMPLOYER IDENTIFICATION
     INCORPORATION)                                                            NO.)

       7979 IVANHOE AVENUE
      LA JOLLA, CALIFORNIA                                                 92037
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                                 (ZIP CODE)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (619) 551-2320


                                      NONE
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)








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ITEM 5. OTHER EVENTS.

        On November 25, 1996 The Price REIT, Inc. (the "Company") filed a registration statement (File No. 333-16787) on Form S-3 with the Securities and Exchange Commission (the "Commission") relating to the public offering pursuant to Rule 415 under the Securities Act of 1933, as amended, of up to an aggregate of $175,000,000 in securities of the Company (the "Registration Statement").
On December 23, 1996, the Commission declared the Registration Statement, as amended by Amendment No. 1, effective. (The Registration Statement and definitive prospectus contained therein are collectively referred to as the "Prospectus.")

        The Company filed on January 16, 1997 a supplement to the Prospectus, dated January 15, 1997, relating to the issuance and sale of up to 1,840,000 shares of the Company's common stock, $.01 par value per share (the "Common Stock Supplement"), with the Commission. In connection with the filing of the Common Stock Supplement with the Commission, the Company is filing certain exhibits as part of this Form 8-K. See "Item 7. Financial Statements and Exhibits."

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c)     Exhibits.

        The following exhibits are filed with this report on Form 8-K.

        Exhibit No.             Description
        -----------             -----------

        1.1 Purchase Agreement by and among the Company and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Dean Witter Reynolds Inc. and Sutro & Co. Incorporated, as representatives of the several underwriters named therein, dated January 15, 1997, with respect to the issuance and sale by the Company of up to 1,840,000 shares of the Company's common stock.


        5.1 Opinion on Ballard Spahr Andrews & Ingersoll regarding the validity of the common stock.

        8.1 Opinion of Gibson, Dunn & Crutcher LLP regarding certain tax matters.

        23.1 Consent of Ballard Spahr Andrews & Ingersoll (included as part of Exhibit 5.1).

        23.2 Consent of Gibson, Dunn & Crutcher LLP (included as part of Exhibit 8.1).




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                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                THE PRICE REIT, INC.



Date:  January 17, 1997         By:   /s/ GEORGE M. JEZEK
                                   ------------------------------
                                          George M. Jezek
                                          Chief Financial Officer